UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 27, 2007
XCORPOREAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31608 (Commission File Number)	98-0349685 (IRS Employer Identification No.)
11150 Santa Monica Blvd., Suite 340
Los Angeles, California 90025
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (310) 738-5138
11400 W. Olympic Blvd., Suite 200
Los Angeles, California 90064
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers.
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement
Effective February 27, 2007, our board of directors amended our 2006 Incentive Compensation Plan to increase the number of shares of common stock reserved for issuance under the plan to 3,900,000. The amendment was previously approved by our stockholders.
Item 5.02 Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers.
Effective February 27, 2007, Nicholas S. Lewin was appointed to our board of directors. He will serve as a member of our board’s audit committee and compensation committee.
Paizon Capital, which owns 35,714 shares of our common stock, is wholly-owned by Mr. Lewin's immediate family members. Mr. Lewin, age 29, has been a private investor since 2000 operating in both the public and private markets. Mr. Lewin has invested across many industries, and throughout the capital structure. He invests in special situations and in companies with innovative technologies and strong intellectual property. Generally, these are activist situations working with management. Representative industries include biotechnology, healthcare, telecom and media. Mr. Lewin sits on the boards of directors of VirnetX and Duramedic, both private companies. He holds a BA from Johns Hopkins University.
Mr. Lewin entered into our standard form of director Indemnification Agreement. There are no family relationships between Mr. Lewin and any of our other directors or executive officers. Except as noted above, he has not had a material interest in any of our transactions.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2007	XCORPOREAL, INC.
	By:	/s/ Daniel S. Goldberger
Daniel S. Goldberger
President and Chief Operating Officer